Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755

www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports 62nd Consecutive Quarter of Net Income — Earns $36.9 Million, $.26 Per Share

THIRD QUARTER HIGHLIGHTS

•                  Diluted earnings per common share of 26 cents

•                  Net income of $36.9 million, up 111.4 percent

•                  Total revenue increased by $22.2 million, or 7.7 percent

•                  Net interest margin of 4.12 percent, up from 3.92 percent

•                  Announced quarterly cash dividend of five cents per common share, payable November 30, 2010

Earnings Summary								Table 1

($ in thousands, except per-share data)				Percent Change
	3Q	2Q	3Q	3Q10 vs	3Q10 vs	YTD	YTD	Percent
	2010	2010	2009	2Q10	3Q09	2010	2009	Change
Net income	$36,893	$45,025	$17,451	(18.1)%	111.4%	$115,839	$67,641	71.3%
Diluted earnings per common share (1)	.26	.32	.14	(18.8)	85.7	.84	.39	115.4

Financial Ratios (2)
Return on average assets	.84%	1.02%	.39%			.87%	.52%
Return on average common equity (1)	9.95	12.71	6.03			11.11	5.73
Net interest margin	4.12	4.18	3.92			4.17	3.80
Net charge-offs as a percentage of average loans and leases	1.58	1.30	1.52			1.37	1.33

(1)  Includes a non-cash deemed preferred stock dividend of $12,025 recorded in the nine months ended September 30, 2009. Excluding this amount, diluted earnings per common share was $.48 and the return on average common equity was 7.13% for the nine months ended September 30, 2009.

(2) Annualized.

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WAYZATA, MN, October 21, 2010 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per common share of 26 cents for the third quarter of 2010, compared with 14 cents in the third quarter of 2009, an increase of 85.7 percent.  Net income for the third quarter of 2010 was $36.9 million, compared with $17.5 million in the third quarter of 2009, an increase of 111.4 percent.

Diluted earnings per common share for the first nine months of 2010 was 84 cents, compared with 39 cents for the same 2009 period, an increase of 115.4 percent.  Net income for the first nine months of 2010 was $115.8 million, compared with $67.6 million for the same 2009 period, an increase of 71.3 percent.

TCF declared a quarterly cash dividend of five cents per common share payable on November 30, 2010 to stockholders of record at the close of business on October 29, 2010.

Chairman’s Statement

“TCF’s long-term policy of secured lending to qualified customers, funded by low-cost core deposits, has continued to pay off with TCF reporting its 62nd consecutive profitable quarter,” said William A. Cooper, TCF Chairman and CEO.  “While there are still storm clouds on the horizon with a slow economic recovery and increased regulatory burden, we continue to stay the course that has worked well for us in the past.”

Cooper adds, “On October 12, 2010, TCF filed a lawsuit challenging the constitutionality of the Durbin Amendment of the Dodd-Frank financial reform bill, which limits the fees that debit card issuers like TCF may receive for this product.  After lengthy review by TCF and its counsel, we believe the Durbin Amendment is both unconstitutional and unfair.  The amendment mandates a fee charged in the free market that denies TCF and similarly situated banks a reasonable rate of return on investment.  In addition, the amendment affects only one percent of banks in the country, giving unaffected banks—those 99 percent of the nation’s banks—an unfair competitive advantage.  We are confident the courts will find the Durbin Amendment unconstitutional and we will win this case.”

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Total Revenue								Table 2

				Percent Change
($ in thousands)	3Q	2Q	3Q	3Q10 vs	3Q10 vs	YTD	YTD	Percent
	2010	2010	2009	2Q10	3Q09	2010	2009	Change
Net interest income	$173,755	$176,499	$161,489	(1.6)%	7.6%	$524,916	$463,365	13.3%
Fees and other revenue:
Fees and service charges	67,684	77,845	77,433	(13.1)	(12.6)	211,701	212,033	(.2)
Card revenue	27,779	28,591	26,393	(2.8)	5.3	83,442	77,957	7.0
ATM revenue	7,985	7,844	7,861	1.8	1.6	22,851	23,432	(2.5)
Total banking fees	103,448	114,280	111,687	(9.5)	(7.4)	317,994	313,422	1.5
Leasing and equipment finance	24,912	20,528	15,173	21.4	64.2	65,792	44,705	47.2
Other	1,077	1,235	1,197	(12.8)	(10.0)	4,767	2,475	92.6
Total fees and other revenue	129,437	136,043	128,057	(4.9)	1.1	388,553	360,602	7.8
Gains (losses) on securities, net	8,505	(137)	-	N.M.	N.M.	7,938	22,104	(64.1)
Total non-interest income	137,942	135,906	128,057	1.5	7.7	396,491	382,706	3.6
Total revenue	$311,697	$312,405	$289,546	(.2)	7.7	$921,407	$846,071	8.9

Net interest margin(1)	4.12%	4.18%	3.92%			4.17%	3.80%
Fees and other revenue as a % of total revenue	41.53	43.55	44.23			42.17	42.62

N.M. = Not meaningful.
(1) Annualized.

Net Interest Income

•                 Net interest income for the third quarter of 2010 was $173.8 million, up $12.3 million, or 7.6 percent, compared with the third quarter of 2009 and down $2.7 million, or 1.6 percent, compared with the second quarter of 2010.  The increase in net interest income from the third quarter of 2009 was primarily due to decreased rates paid on deposits and growth in loans and leases, partially offset by increased levels of non-accrual and restructured loans and leases. The decrease from the second quarter of 2010 was primarily due to decreased yields on wholesale banking balances, which includes commercial banking, leasing and equipment finance and inventory finance loans and leases, change in the mix of consumer loans with lower yielding variable-rate loans replacing higher-yielding fixed-rate loans, a decrease in the yield of the investment portfolio due to a change in the mix, and a higher average balance of non-accrual loans, partially offset by lower average costs of deposits.

•                  Net interest margin in the third quarter of 2010 was 4.12 percent, compared with 3.92 percent in the third quarter of 2009 and 4.18 percent in the second quarter of 2010.  The increase in net interest margin from the third quarter of 2009 was primarily due to lower average rates on deposits, partially offset by lower yields on new loan and lease production and the impact of higher balances of non-accrual loans and leases.  The decrease in net interest margin from the second quarter of 2010 was primarily due to decreased yields on

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wholesale banking balances and variable-rate consumer real estate loans and changes in the earning asset mix, partially offset by lower average rates on deposits.  Since the end of 2009, when TCF’s balance sheet was 6.6 percent liability sensitive, TCF has been repositioning its balance sheet for an eventual increase in interest rates. While this has negatively impacted the net interest margin rate in the short term, the balance sheet has shifted to an asset sensitive position of 2 percent as of September 30, 2010.

Non-interest Income

•                  Banking fees and service charges in the third quarter of 2010 were $67.7 million, down $9.7 million, or 12.6 percent, from the third quarter of 2009 and down $10.2 million, or 13.1 percent, from the second quarter of 2010.  The decrease from the third quarter of 2009 was primarily due to changes in customer banking and spending behavior resulting in less fee income.  Additionally, the favorable impact of the new monthly maintenance fee income was largely offset by the impact of recent opt-out regulations. The decrease from the second quarter of 2010 was primarily due to implementation of the new Federal Reserve rule and a decrease in monthly service charges.

•                  Card revenues in the third quarter of 2010 were $27.8 million, up $1.4 million, or 5.3 percent, from the third quarter of 2009 and down $812 thousand, or 2.8 percent from the second quarter of 2010. The increase from the third quarter of 2009 was primarily the result of an increase in average spending per active account and a small increase in interchange rates, partially offset by a decrease in active accounts. The decrease from the second quarter of 2010 was due mainly to a decrease in active accounts, partially offset by an increase in average spending per active account and a small increase in interchange rates.

•                  Leasing and equipment finance revenues in the third quarter of 2010 were $24.9 million, up $9.7 million, or 64.2 percent, from the third quarter of 2009 and up $4.4 million, or 21.4 percent, from the second quarter of 2010. The increase from the third quarter of 2009 was primarily due to increased operating lease revenue which was partially offset by an increase in operating lease depreciation. These increases in operating leases were primarily due to the full quarter impact of the acquisition of Fidelity National Capital, Inc., which occurred during the third quarter of 2009. The increase in leasing revenues from the second quarter of 2010 was primarily due to increased sales-type lease activity which is based on customer-driven factors not within TCF’s control.

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Loans and Leases

Average Loans and Leases								Table 3

				Percent Change
($ in thousands)	3Q 2010	2Q 2010	3Q 2009	3Q10 vs 2Q10	3Q10 vs 3Q09	YTD 2010	YTD 2009	Percent Change
Consumer real estate
First mortgage lien	$ 4,935,583	$ 4,930,801	$ 4,939,529.1%		(.1)%	$ 4,937,578	$ 4,924,902.3%
Junior lien	2,297,433	2,303,400	2,329,096	(.3)	(1.4)	2,304,335	2,361,140	(2.4)
Total	7,233,016	7,234,201	7,268,625	-	(.5)	7,241,913	7,286,042	(.6)
Consumer other	25,130	27,584	35,015	(8.9)	(28.2)	27,687	36,920	(25.0)
Total consumer	7,258,146	7,261,785	7,303,640	(.1)	(.6)	7,269,600	7,322,962	(.7)
Commercial real estate	3,327,417	3,322,986	3,193,686.1		4.2	3,307,932	3,101,459	6.7
Commercial business	346,431	398,829	477,041	(13.1)	(27.4)	391,263	486,680	(19.6)
Total commercial	3,673,848	3,721,815	3,670,727	(1.3)	.1	3,699,195	3,588,139	3.1
Leasing and equipment finance	3,002,714	3,021,532	2,811,165	(.6)	6.8	3,022,487	2,751,935	9.8
Inventory finance	655,485	692,816	185,914	(5.4)	N.M.	634,182	111,479	N.M.
Total	$14,590,193	$14,697,948	$13,971,446	(.7)	4.4	$14,625,464	$13,774,515	6.2

N.M. = Not meaningful.

•                  Average consumer real estate loan balances decreased $35.6 million, or .5 percent, from the third quarter of 2009 and were essentially flat with the second quarter of 2010.  The decrease from the third quarter of 2009 reflects less consumer demand for financing due in part to declines in home values and reductions in spending in the continued weakened economy and a decrease in the average loan balances in Michigan of $88.7 million.

•                  Variable-rate consumer real estate loans increased $339.2 million from September 30, 2009 and $131.8 million from June 30, 2010, while fixed-rate consumer real estate loans decreased $374.8 million from September 30, 2009 and $133 million from June 30, 2010. Variable-rate loans comprised 31.6 percent of total consumer real estate loans at September 30, 2010, up from 26 percent at September 30, 2009 and 29.8 percent at June 30, 2010.

•                  TCF is in a first lien position on 74 percent of its consumer real estate loan portfolio as of September 30, 2010.

•                  Average commercial loan balances increased $3.1 million, or .1 percent, from the third quarter of 2009 and decreased $48 million, or 1.3 percent, from the second quarter of 2010. The decrease from the second quarter of 2010 is due mainly to a decrease in average loan balances in Michigan of $14.5 million and a decrease in loan production caused by the continued weakened economy.

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•                  Average leasing and equipment finance balances increased $191.5 million, or 6.8 percent, from the third quarter of 2009 and were essentially flat with the second quarter of 2010.  TCF’s acquisition of Fidelity National Capital, Inc., which occurred in the third quarter of 2009, contributed $205.2 million to the increase in year-over-year average balances. TCF Equipment Finance completed a portfolio acquisition of $186.8 million of middle market leases towards the end of the third quarter of 2010 which will increase average leasing and equipment finance balances in the fourth quarter of 2010.

•                  Average inventory finance loans increased $469.6 million from the third quarter of 2009 and decreased $37.3 million, or 5.4 percent, from the second quarter of 2010.  The increase from the third quarter of 2009 was primarily due to the impact of lawn and garden programs added in the fourth quarter of 2009 and TCF’s entrance into the power sports industry in the third quarter of 2010. The decrease from the second quarter of 2010 was primarily due to a seasonal decline in receivables in the lawn and garden programs, partially offset by the impact of power sports programs added in the third quarter of 2010. TCF Inventory Finance entered into an agreement with Arctic Cat Sales Inc. in the third quarter of 2010 which led to the acquisition of $125.8 million in loans towards the end of the third quarter of 2010.  This acquisition will increase average inventory finance balances in the fourth quarter of 2010.

 Securities Available for Sale

Average Securities Available for Sale				Table 4
				Yield				Yield
($ in thousands)	3Q	2Q	3Q			YTD	YTD	YTD	YTD
	2010	2010	2009	3Q10	3Q09	2010	2009	2010	2009
U.S. Government sponsored entities:
Mortgage-backed securities	$1,796,348	$1,860,233	$1,432,670	4.43%	4.80%	$1,846,895	$1,695,377	4.50%	4.97%
Debentures	-	-	600,098	-	2.19	-	381,022	-	2.16
U.S. Treasury Bills	69,705	14,167	-	.13	-	28,212	-	.14	-
Other securities	3,473	4,358	489.57		4.91	4,306	497.50		5.37
Total	$1,869,526	$1,878,758	$2,033,257	4.26	4.03	$1,879,413	$2,076,896	4.43	4.45

•                  At September 30, 2010, the unrealized gains in the available for sale security portfolio were $63.5 million.

•                  During the third quarter of 2010, $275.1 million of available for sale securities were sold and a $9.6 million gain was recognized. In addition, an impairment charge of $1 million was recorded on other securities.

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 Deposits

Average Deposits				Table 5
				Percent Change
($ in thousands)	3Q	2Q	3Q	3Q10 vs	3Q10 vs	YTD	YTD	Percent
	2010	2010	2009	2Q10	3Q09	2010	2009	Change

Checking	$ 4,341,803	$ 4,529,356	$ 4,031,486	(4.1)%	7.7%	$ 4,425,754	$ 4,012,917	10.3%
Savings	5,446,852	5,494,723	5,089,783	(.9)	7.0	5,435,254	4,586,213	18.5
Money market	654,030	660,654	723,098	(1.0)	(9.6)	661,035	686,830	(3.8)
Subtotal	10,442,685	10,684,733	9,844,367	(2.3)	6.1	10,522,043	9,285,960	13.3
Certificates	1,006,685	1,044,008	1,757,884	(3.6)	(42.7)	1,058,840	2,100,342	(49.6)
Total deposits	$11,449,370	$11,728,741	$11,602,251	(2.4)	(1.3)	$11,580,883	$11,386,302	1.7

Average interest rate on deposits	.48%	.56%	.94%			.55%	1.19%

•                  Total average deposits in the third quarter of 2010 were $11.4 billion, down $152.9 million, or 1.3 percent, from the third quarter of 2009 and down $279.4 million, or 2.4 percent, from the second quarter of 2010.  The decrease from the third quarter of 2009 was primarily due to a $751.2 million decline in average certificates of deposits resulting from pricing strategies to reduce higher cost funds, partially offset by a $667.4 million growth in average checking and savings balances. The decrease from the second quarter of 2010 reflects our current deposit gathering strategies and related pricing and marketing efforts in light of the recent decrease in total assets.

•                  The average interest cost of deposits in the third quarter of 2010 was .48 percent, down 46 basis points from the third quarter of 2009 and down 8 basis points from the second quarter of 2010.  The average interest cost of deposits declined for both periods due to pricing strategies on certain deposit products and mix changes.  The weighted average interest cost of deposits on September 30, 2010 was .48 percent, compared with .55 percent on June 30, 2010.

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 Non-interest Expense

Non-interest Expense								Table 6
				Percent Change
($ in thousands)	3Q	2Q	3Q	3Q10 vs	3Q10 vs	YTD	YTD	Percent
	2010	2010	2009	2Q10	3Q09	2010	2009	Change
Compensation and employee benefits	$ 90,282	$ 86,983	$ 90,680	3.8%	(.4)%	$265,490	$267,622	(.8)%
Occupancy and equipment	32,091	31,311	31,619	2.5	1.5	95,583	95,193.4
FDIC premiums	5,486	5,219	5,085	5.1	7.9	16,186	13,821	17.1
Advertising and marketing	3,354	3,734	4,766	(10.2)	(29.6)	9,908	13,345	(25.8)
Deposit account premiums	3,340	5,478	7,472	(39.0)	(55.3)	15,616	21,335	(26.8)
Other	39,481	35,053	34,736	12.6	13.7	108,944	102,625	6.2
Core operating expenses	174,034	167,778	174,358	3.7	(.2)	511,727	513,941	(.4)
Operating lease depreciation	8,965	9,812	3,734	(8.6)	140.1	28,817	11,618	148.0
Foreclosed real estate and repossessed assets, net	9,588	8,756	8,461	9.5	13.3	27,604	19,349	42.7
Other credit costs, net	(834)	2,723	3,714	N.M.	N.M.	4,476	7,751	(42.3)
FDIC special assessment	-	-	-	-	-	-	8,362	(100.0)
Total non-interest expense	$191,753	$189,069	$190,267	1.4	.8	$572,624	$561,021	2.1
N.M. = Not meaningful.

•                  Core operating expenses were flat with the third quarter of 2009 and increased $6.3 million, or 3.7 percent, from the second quarter of 2010. The increase from the second quarter of 2010 was primarily attributable to increased compensation and employee benefits and increased regulatory, legal and compliance-related costs.

•                  Compensation and employee benefits costs were $90.3 million for the third quarter of 2010, essentially flat with the third quarter of 2009 and up $3.3 million, or 3.8 percent, from the second quarter of 2010. Compensation and benefits expenses were flat from the third quarter of 2009 primarily due to headcount reductions in Branch Banking and decreased employee medical plan expenses, offset by increased costs in the Specialty Finance businesses as a result of expansion and growth.  The increase from the second quarter of 2010 was primarily due to an increase in medical plan expenses.

•                  Deposit account premiums were $3.3 million for the third quarter of 2010, down $4.1 million, or 55.3 percent, from the third quarter of 2009 and down $2.1 million, or 39 percent, from the second quarter of 2010.  The decreases in deposit account premiums were due to revised marketing strategies and lower checking account production.

•                  Other non-interest expense was $39.5 million for the third quarter of 2010, up $4.7 million, or 13.7 percent, from the third quarter of 2009 and up $4.4 million, or 12.6 percent, from the second quarter of 2010. The increases were primarily attributable to increased consulting costs related to the administration of the company’s Bank

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Secrecy Act program and, to a lesser extent, other legal costs including the challenge of the Durbin Amendment of the Dodd-Frank Act.

•                  Foreclosed real estate and repossessed asset expenses were $9.6 million for the third quarter of 2010, up $1.1 million, or 13.3 percent, from the third quarter of 2009 and up $832 thousand, or 9.5 percent, from the second quarter of 2010.  The increases were primarily due to an increase in the number of consumer real estate properties owned and the associated expenses.

•                  Other credit costs, net provided a benefit of $834 thousand during the third quarter of 2010, compared with net expenses of $3.7 million during the third quarter of 2009 and $2.7 million during the second quarter of 2010. The current quarter’s benefit was primarily attributable to a decrease in reserves on commercial letters of credit due to the elimination of an exposure on an impaired loan in Michigan and lower premium costs related to consumer real estate loan pool insurance.

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 Credit Quality

Credit Quality Summary							Table 7
							Percent Change
($ in thousands)	3Q 2010		2Q 2010		3Q 2009		3Q10 vs 2Q10	3Q10 vs 3Q09	YTD 2010		YTD 2009		Percent Change
Allowance for Loan and Lease Losses
Balance at beginning of period	$251,643		$250,430		$193,445.5%			30.1%	$244,471		$172,442		41.8%
Charge-offs	(62,945)		(53,654)		(57,214)		17.3	10.0	(167,150)		(149,557)		11.8
Recoveries	5,135		5,854		3,957		(12.3)	29.8	17,008		11,700		45.4
Net charge-offs	(57,810)		(47,800)		(53,257)		20.9	8.5	(150,142)		(137,857)		8.9
Provision for credit losses	59,287		49,013		75,544		21.0	(21.5)	158,791		181,147		(12.3)
Balance at end of period	$253,120		$251,643		$215,732.6			17.3	$253,120		$215,732		17.3

Allowance as a percentage of period end loans and leases	1.70%		1.72%		1.51%				1.70%		1.51%
Ratio of allowance to net charge-offs(1)	1.1	X	1.3	X	1.0	X			1.3	X	1.2	X
Net charge-offs as a percentage of average loans and leases(1)	1.58%		1.30%		1.52%				1.37%		1.33%

Credit Loss Reserves
Allowance for loan and lease losses	$253,120		$251,643		$215,732.6			17.3
Reserves for unfunded commitments	2,696		4,581		2,871		(41.1)	(6.1)
Total credit loss reserves	$255,816		$256,224		$218,603		(.2)	17.0

Non-accrual loans and leases	$369,812		$330,182		$268,834		12.0	37.6
Real estate owned	136,144		117,931		94,167		15.4	44.6
Total non-performing assets	$505,956		$448,113		$363,001		12.9	39.4

Non-performing assets as a percentage of loans and leases and real estate owned	3.37%		3.04%		2.52%

Restructured Loans
Accruing:
Consumer real estate	$315,588		$297,083		$159,881		6.2	97.4
Commercial real estate	5,468		-		-		N.M.	N.M.
Non-accruing:
Consumer real estate	25,489		21,570		14,227		18.2	79.2
Commercial real estate	9,339		10,620		10,523		(12.1)	(11.3)
Total restructured loans	$355,884		$329,273		$184,631		8.1	92.8

N.M. = Not meaningful.
(1) Annualized.

At September 30, 2010:

•                  Allowance for loan and lease losses was $253.1 million, or 1.70 percent of loans and leases, compared with $215.7 million, or 1.51 percent, at September 30, 2009 and $251.6 million, or 1.72 percent, at June 30, 2010.

•                  Over 60-day delinquency rate was .78 percent, down from .81 percent at September 30, 2009 and down from ..87 percent at June 30, 2010. The decrease from the third quarter of 2009 was primarily due to decreases in specialty finance loan delinquencies, partially offset by increases in consumer real estate loan

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delinquencies.  The decrease from the second quarter of 2010 was primarily due to decreases in commercial real estate and leasing and equipment finance loan delinquencies.

•                  Non-accrual loans and leases increased $101 million, or 37.6 percent, from September 30, 2009 and $39.6 million, or 12 percent, from June 30, 2010 primarily due to increases in non-accrual commercial and consumer real estate loans.

•                  Total accruing restructured consumer real estate loans were $315.6 million, up $18.5 million, or 6.2 percent, from June 30, 2010. The allowance for loan losses on accruing restructured consumer real estate loans was $34 million, or 10.8 percent of the outstanding balance, at September 30, 2010.  The over 60-day delinquency rate on these loans was 5.5 percent at September 30, 2010.

“Many large banks with large residential mortgage outstandings and servicing portfolios have announced foreclosure moratoriums due to process and documentation issues,” said William A. Cooper.  “TCF does not have these issues and continues to process foreclosures in an orderly manner.”

For the quarter ended September 30, 2010:

•                  Provision for credit losses was $59.3 million, down from $75.5 million in the third quarter of 2009 and up from $49 million recorded in the second quarter of 2010. The decrease from the third quarter of 2009 was primarily due to a lower level of increase in restructured consumer real estate loans and lower levels of provision in excess of net charge-offs in the consumer real estate portfolio as the rate of increase in losses slowed. The increase from the second quarter of 2010 was primarily due to reserve rate increases in the consumer real estate portfolio and increases in consumer and commercial real estate loan charge-offs.

•                  Net loan and lease charge-offs were $57.8 million, or 1.58 percent annualized, of average loans and leases, up from $53.3 million, or 1.52 percent annualized, of average loans and leases in the third quarter of 2009 and up from $47.8 million, or 1.30 percent annualized, of average loans and leases in the second quarter of 2010. Increases over the third quarter of 2009 were primarily due to increases in consumer real estate and commercial real estate net charge-offs, partially offset by decreases in commercial business net charge-offs.  The increase from the second quarter of 2010 was primarily the result of increases in consumer real estate

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and commercial real estate net charge-offs, both primarily in Illinois. Leasing and equipment finance net charge-offs were $8.7 million, or 1.16 percent annualized, of average loans and leases, up from $7.5 million, or .99 percent annualized, of average loans and leases in the second quarter of 2010, primarily due to charge-offs of previously reserved non-accrual loans and leases, which resulted in a significant decrease in the non-accrual balances in the leasing and equipment finance portfolio.

Income Taxes

•                  Income tax expense was $22.9 million for the third quarter of 2010, or 37.7 percent of pre-tax income, compared with $6.5 million, or 27.4 percent of pre-tax income, for the comparable 2009 period and $28.1 million, or 37.8 percent of pre-tax income, for the second quarter of 2010. The third quarter of 2009 income tax expense included a $3 million decrease in income tax expense related to favorable developments in uncertain tax positions, partially offset by a slight increase in the annual effective income tax rate. Excluding these items, the effective income tax rate for the third quarter of 2009 was 38.8 percent.

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 Capital and Liquidity

Capital Information			Table 8
At period end
($ in thousands, except per-share data)	3Q 2010		4Q 2009
Total equity	$1,505,962		$1,179,755
Total equity to total assets	8.22%		6.60%
Book value per common share	$ 10.49		$ 9.10
Tangible realized common equity to tangible assets(1)	7.27%		5.86%

Risk-based capital
Tier 1	$1,447,070	10.35%	$1,161,750	8.52%
Total	1,780,484	12.73	1,514,940	11.12
Excess over stated “10% well-capitalized” requirement	382,066	2.73	152,153	1.12

Tier 1 common capital(2)	$1,322,063	9.45	$1,042,357	7.65

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive income (loss) (see “Reconciliation of GAAP to Non-GAAP Measures” table).
(2) Excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Measures” table).

•                  Total risk-based capital at September 30, 2010 of $1.8 billion, or 12.73 percent of risk-weighted assets, was $382.1 million in excess of the stated “10 percent well-capitalized” requirement.

•                  On October 18, 2010, the Board of Directors of TCF declared a regular quarterly cash dividend of five cents per common share payable on November 30, 2010 to stockholders of record at the close of business on October 29, 2010.

•                  At September 30, 2010, TCF had $2 billion in unused, secured borrowing capacity at the FHLB of Des Moines and $529 million in unused, secured borrowing capacity at the Federal Reserve Discount Window.

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Website Information

A live webcast of TCF’s conference call to discuss third quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on October 21, 2010 at 10:00 a.m., CT.  Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company with $18.3 billion in total assets. TCF has 440 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in the U.S. and Canada. For more information about TCF, please visit www.tcfbank.com.

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Forward-Looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to the following:

Adverse Economic or Business Conditions, Credit Risks.  Continued or deepening deterioration in general economic and banking industry conditions, or continued increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition, or an inability to increase the number of deposit accounts; adverse changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings.

Earnings/Capital Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to deteriorating conditions in the banking industry,  the economic impact on banks of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Act”) and Emergency Economic Stabilization Act of 2008, as amended (“EESA”), and other regulatory reform legislation; the impact of financial regulatory reform, including the phase out of trust preferred securities in Tier 1 capital called for by the Act, or additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity.

Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements, including the Act’s creation of a new consumer protection bureau and limits on Federal preemption for state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the EESA and the Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; reduction of interchange revenue from debit card transactions resulting from the so-called Durbin Amendment (the “Amendment”) to the Act, which limits debit card interchange fees to amounts that will only allow issuers to recover incremental costs of authorization, clearance and settlement of debit card transactions, plus possibly some costs relating to fraud prevention; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); any material failure of TCF to comply with the terms of its Consent Order with the Office of the Comptroller of the Currency relating to TCF’s Bank Secrecy Act compliance, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from recently enacted Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

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Risks Relating to New Product Introduction.  TCF has introduced a new anchor retail deposit account product that replaces TCF Totally Free Checking, and that calls for a monthly maintenance fee on accounts not meeting certain specific requirements. TCF has also implemented new regulatory requirements that prohibit financial institutions from charging NSF fees on point-of-sale and ATM transactions unless customers opt-in.  Customer acceptance of the new product changes and regulatory requirements cannot be predicted with certainty, and these changes may have an adverse impact on TCF’s ability to generate and retain accounts and on its fee revenue.

Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa.

Competitive Conditions; Supermarket Branching Risk.  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments, including adoption of state legislation that would increase state taxes; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF.

Technological and Operational Matters.  Technological, computer-related or operational difficulties or loss or theft of information and the possibility that deposit account losses (fraudulent checks, etc.) may increase.

Investors should consult TCF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	September 30,		Change
	2010	2009	$	%
Interest income:
Loans and leases	$219,974	$217,307	$2,667	1.2%
Securities available for sale	19,901	20,474	(573)	(2.8)
Investments and other	1,232	1,217	15	1.2
Total interest income	241,107	238,998	2,109.9
Interest expense:
Deposits	13,974	27,512	(13,538)	(49.2)
Borrowings	53,378	49,997	3,381	6.8
Total interest expense	67,352	77,509	(10,157)	(13.1)
Net interest income	173,755	161,489	12,266	7.6
Provision for credit losses	59,287	75,544	(16,257)	(21.5)
Net interest income after provision for credit losses	114,468	85,945	28,523	33.2
Non-interest income:
Fees and service charges	67,684	77,433	(9,749)	(12.6)
Card revenue	27,779	26,393	1,386	5.3
ATM revenue	7,985	7,861	124	1.6
Subtotal	103,448	111,687	(8,239)	(7.4)
Leasing and equipment finance	24,912	15,173	9,739	64.2
Other	1,077	1,197	(120)	(10.0)
Fees and other revenue	129,437	128,057	1,380	1.1
Gains on securities, net	8,505	-	8,505	N.M.
Total non-interest income	137,942	128,057	9,885	7.7
Non-interest expense:
Compensation and employee benefits	90,282	90,680	(398)	(.4)
Occupancy and equipment	32,091	31,619	472	1.5
FDIC premiums	5,486	5,085	401	7.9
Advertising and marketing	3,354	4,766	(1,412)	(29.6)
Deposit account premiums	3,340	7,472	(4,132)	(55.3)
Other	39,481	34,736	4,745	13.7
Subtotal	174,034	174,358	(324)	(.2)
Operating lease depreciation	8,965	3,734	5,231	140.1
Foreclosed real estate and repossessed assets, net	9,588	8,461	1,127	13.3
Other credit costs, net	(834)	3,714	(4,548)	(122.5)
Total non-interest expense	191,753	190,267	1,486.8
Income before income tax expense	60,657	23,735	36,922	155.6
Income tax expense	22,852	6,491	16,361	N.M.
Income after income tax expense	37,805	17,244	20,561	119.2
Income (loss) attributable to non-controlling interest	912	(207)	1,119	N.M.
Net income available to common stockholders	$36,893	$17,451	$19,442	111.4

Net income per common share:
Basic	$.26	$.14	$.12	85.7
Diluted	.26	.14	.12	85.7

Dividends declared per common share	$.05	$.05	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	140,684	126,811	13,873	10.9
Diluted	140,922	126,833	14,089	11.1

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Nine Months Ended
	September 30,		Change
	2010	2009	$	%
Interest income:
Loans and leases	$663,151	$642,084	$21,067	3.3%
Securities available for sale	62,373	69,392	(7,019)	(10.1)
Investments and other	3,609	3,210	399	12.4
Total interest income	729,133	714,686	14,447	2.0
Interest expense:
Deposits	47,859	100,941	(53,082)	(52.6)
Borrowings	156,358	150,380	5,978	4.0
Total interest expense	204,217	251,321	(47,104)	(18.7)
Net interest income	524,916	463,365	61,551	13.3
Provision for credit losses	158,791	181,147	(22,356)	(12.3)
Net interest income after provision for credit losses	366,125	282,218	83,907	29.7
Non-interest income:
Fees and service charges	211,701	212,033	(332)	(.2)
Card revenue	83,442	77,957	5,485	7.0
ATM revenue	22,851	23,432	(581)	(2.5)
Subtotal	317,994	313,422	4,572	1.5
Leasing and equipment finance	65,792	44,705	21,087	47.2
Other	4,767	2,475	2,292	92.6
Fees and other revenue	388,553	360,602	27,951	7.8
Gains on securities, net	7,938	22,104	(14,166)	(64.1)
Total non-interest income	396,491	382,706	13,785	3.6
Non-interest expense:
Compensation and employee benefits	265,490	267,622	(2,132)	(.8)
Occupancy and equipment	95,583	95,193	390.4
FDIC premiums	16,186	13,821	2,365	17.1
Advertising and marketing	9,908	13,345	(3,437)	(25.8)
Deposit account premiums	15,616	21,335	(5,719)	(26.8)
Other	108,944	102,625	6,319	6.2
Subtotal	511,727	513,941	(2,214)	(.4)
Operating lease depreciation	28,817	11,618	17,199	148.0
Foreclosed real estate and repossessed assets, net	27,604	19,349	8,255	42.7
Other credit costs, net	4,476	7,751	(3,275)	(42.3)
FDIC special assessment	-	8,362	(8,362)	(100.0)
Total non-interest expense	572,624	561,021	11,603	2.1
Income before income tax expense	189,992	103,903	86,089	82.9
Income tax expense	71,754	36,469	35,285	96.8
Income after income tax expense	118,238	67,434	50,804	75.3
Income (loss) attributable to non-controlling interest	2,399	(207)	2,606	N.M.
Net income	115,839	67,641	48,198	71.3
Preferred stock dividends	-	6,378	(6,378)	(100.0)
Non-cash deemed preferred stock dividend	-	12,025	(12,025)	(100.0)
Net income available to common stockholders	$115,839	$49,238	$66,601	135.3

Net income per common share:
Basic	$.84	$.39	$.45	115.4
Diluted	.84	.39	.45	115.4

Dividends declared per common share	$.15	$.35	$(.20)	(57.1)

Average common and common equivalent shares outstanding (in thousands):
Basic	137,824	126,403	11,421	9.0
Diluted	138,004	126,403	11,601	9.2

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change From
	September 30,	December 31,	September 30,	December 31,	September 30,
	2010	2009	2009	2009	2009
ASSETS

Cash and due from banks	$386,671	$299,127	$329,663	29.3%	17.3%
Investments	169,877	163,692	155,627	3.8	9.2
Securities available for sale	1,947,462	1,910,476	2,060,227	1.9	(5.5)
Loans and leases:
Consumer real estate and other	7,280,454	7,331,991	7,335,061	(.7)	(.7)
Commercial real estate	3,323,018	3,269,003	3,240,846	1.7	2.5
Commercial business	340,035	449,516	466,991	(24.4)	(27.2)
Leasing and equipment finance	3,157,472	3,071,429	3,061,559	2.8	3.1
Inventory finance	795,622	468,805	224,807	69.7	N.M.
Total loans and leases	14,896,601	14,590,744	14,329,264	2.1	4.0
Allowance for loan and lease losses	(253,120)	(244,471)	(215,732)	3.5	17.3
Net loans and leases	14,643,481	14,346,273	14,113,532	2.1	3.8
Premises and equipment, net	446,398	447,930	449,264	(.3)	(.6)
Goodwill	152,599	152,599	152,599	-	-
Other assets	567,120	565,078	482,097.4		17.6
Total assets	$18,313,608	$17,885,175	$17,743,009	2.4	3.2

LIABILITIES AND EQUITY

Deposits:
Checking	$4,352,506	$4,400,290	$4,098,643	(1.1)	6.2
Savings	5,424,679	5,339,955	5,144,661	1.6	5.4
Money market	639,007	640,569	730,046	(.2)	(12.5)
Subtotal	10,416,192	10,380,814	9,973,350.3		4.4
Certificates of deposit	1,045,327	1,187,505	1,652,661	(12.0)	(36.7)
Total deposits	11,461,519	11,568,319	11,626,011	(.9)	(1.4)
Short-term borrowings	344,681	244,604	21,397	40.9	N.M.
Long-term borrowings	4,581,511	4,510,895	4,524,955	1.6	1.2
Total borrowings	4,926,192	4,755,499	4,546,352	3.6	8.4
Accrued expenses and other liabilities	419,935	381,602	390,807	10.0	7.5
Total liabilities	16,807,646	16,705,420	16,563,170.6		1.5
Equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; 0 shares issued	-	-	-	-	-
Common stock, par value $.01 per share, 280,000,000 shares authorized; 142,685,276, 130,339,500 and 130,373,208 shares issued	1,427	1,303	1,304	9.5	9.4
Additional paid-in capital	454,139	297,429	304,190	52.7	49.3
Retained earnings, subject to certain restrictions	1,041,331	946,002	932,882	10.1	11.6
Accumulated other comprehensive income (loss)	22,458	(18,545)	805	N.M.	N.M.
Treasury stock at cost, 54,413, 1,136,688 and 1,623,705 shares, and other	(23,400)	(50,827)	(62,946)	(54.0)	(62.8)
Total TCF Financial Corp. stockholders’ equity	1,495,955	1,175,362	1,176,235	27.3	27.2
Non-controlling interest in subsidiaries	10,007	4,393	3,604	127.8	177.7
Total equity	1,505,962	1,179,755	1,179,839	27.7	27.6
Total liabilities and equity	$18,313,608	$17,885,175	$17,743,009	2.4	3.2

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At September 30, 2010		At June 30, 2010		At September 30, 2009		Change from
							Jun. 30,	Sep. 30,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2010	2009
Consumer real estate	$169,743	2.35%	$168,835	2.33%	$136,783	1.88%	2bps	47bps
Consumer other	2,069	4.74	2,545	5.14	2,945	5.15	(40)	(41)
Total consumer real estate and other	171,812	2.36	171,380	2.35	139,728	1.90	1	46
Commercial real estate	41,248	1.24	41,114	1.23	38,335	1.18	1	6
Commercial business	8,336	2.45	4,141	1.14	7,706	1.65	131	80
Leasing and equipment finance	28,974.92		32,443	1.08	29,130.95		(16)	(3)
Inventory finance	2,750.35		2,565.40		833.37		(5)	(2)
Total	$253,120	1.70	$251,643	1.72	$215,732	1.51	(2)	19

Credit Loss Reserves

	At September 30, 2010		At June 30, 2010		At September 30, 2009		Change from
							Jun. 30,	Sep. 30,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2010	2009
Allowance for loan and lease losses	$253,120	1.70%	$251,643	1.72%	$215,732	1.51%	(2)bps	19bps
Reserves for unfunded commitments	2,696	N.M.	4,581	N.M.	2,871	N.M.	N.M.	N.M.
Total	$255,816	1.72	$256,224	1.75	$218,603	1.53	(3)	19

Net Charge-Offs

						Change from
	Quarter Ended					Quarter Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Sep. 30,
	2010	2010	2010	2009	2009	2010	2009
Consumer real estate
First mortgage lien	$20,119	$16,775	$16,266	$16,646	$15,694	$3,344	$4,425
Junior lien	14,374	12,672	12,996	14,757	14,201	1,702	173
Total consumer real estate	34,493	29,447	29,262	31,403	29,895	5,046	4,598
Consumer other	1,737	1,622	365	2,219	2,587	115	(850)
Total consumer real estate and other	36,230	31,069	29,627	33,622	32,482	5,161	3,748
Commercial real estate	12,962	8,181	6,521	5,585	6,758	4,781	6,204
Commercial business	(136)	962	1,316	1,674	4,514	(1,098)	(4,650)
Leasing and equipment finance	8,674	7,514	6,643	7,681	9,409	1,160	(735)
Inventory finance	80	74	425	88	94	6	(14)
Total	$57,810	$47,800	$44,532	$48,650	$53,257	$10,010	$4,553

Net Charge-Offs as a Percentage of Average Loans and Leases

						Change from
	Quarter Ended (1)					Quarter Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2010	2010	2010	2009	2009	2010		2009
Consumer real estate
First mortgage lien	1.63%	1.36%	1.32%	1.34%	1.27%	27	bps	36	bps
Junior lien	2.50	2.20	2.25	2.54	2.44	30		6
Total consumer real estate	1.91	1.63	1.61	1.73	1.65	28		26
Consumer other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total consumer real estate and other	2.00	1.71	1.63	1.84	1.78	29		22
Commercial real estate	1.56	.98	.80	.69	.85	58		71
Commercial business	(.16)	.97	1.23	1.51	3.78	(113)		(394)
Leasing and equipment finance	1.16	.99	.87	1.01	1.34	17		(18)
Inventory finance	.05	.04	.31	.09	.20	1		(15)
Total	1.58	1.30	1.22	1.35	1.52	28		6

(1)  Annualized.

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2010	2010	2010	2009	2009	2010		2009
Restructured Loans
Accruing:
Consumer real estate	$315,588	$297,083	$285,606	$252,510	$159,881	$18,505		$155,707
Commercial real estate	5,468	-	-	-	-	5,468		5,468
Non-Accruing:
Consumer real estate	25,489	21,570	17,335	15,416	14,227	3,919		11,262
Commercial real estate	9,339	10,620	8,697	9,586	10,523	(1,281)		(1,184)
Total	$355,884	$329,273	$311,638	$277,512	$184,631	$26,611		$171,253

Classified Commercial Loans and Leases(1)
Commercial real estate	$354,338	$343,930	$348,798	$288,848	$222,437	$10,408		$131,901
Commercial business	29,754	52,058	46,367	42,464	71,809	(22,304)		(42,055)
Leasing and equipment finance	38,053	38,118	39,960	38,998	35,185	(65)		2,868
Inventory finance	6,491	5,217	-	-	-	1,274		6,491
Total	$428,636	$439,323	$435,125	$370,310	$329,431	$(10,687)		$99,205
60 days or more delinquencies as a percentage of classified commercial loans and leases	1.29%	2.15%	1.50%	1.94%	1.66%	(86)	bps	(37)	bps

Non-Performing Assets
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$140,315	$127,966	$125,997	$118,313	$104,646	$12,349		$35,669
Junior lien	26,225	23,065	21,874	20,846	13,964	3,160		12,261
Total consumer real estate	166,540	151,031	147,871	139,159	118,610	15,509		47,930
Consumer other	57	73	177	141	120	(16)		(63)
Total consumer real estate and other	166,597	151,104	148,048	139,300	118,730	15,493		47,867
Commercial real estate	120,252	105,782	75,293	77,627	93,419	14,470		26,833
Commercial business	41,637	23,484	27,075	28,569	9,836	18,153		31,801
Leasing and equipment finance	40,455	48,777	54,099	50,008	46,806	(8,322)		(6,351)
Inventory finance	871	1,035	886	771	43	(164)		828
Total non-accrual loans and leases	369,812	330,182	305,401	296,275	268,834	39,630		100,978
Other real estate owned:
Consumer real estate	88,303	81,895	65,301	66,956	73,397	6,408		14,906
Commercial real estate	47,841	36,036	36,135	38,812	20,770	11,805		27,071
Total other real estate owned	136,144	117,931	101,436	105,768	94,167	18,213		41,977
Total non-performing assets	$505,956	$448,113	$406,837	$402,043	$363,001	$57,843		$142,955

Non-performing assets as a percentage of loans and leases and real estate owned	3.37%	3.04%	2.75%	2.74%	2.52%	33	bps	85	bps

Non-accrual loans and leases - rollforward
Balance, beginning of period	$330,182	$305,401	$296,275	$268,834	$239,917	$24,781		$90,265
Additions	143,929	125,270	84,212	128,054	99,936	18,659		43,993
Charge-offs	(35,986)	(27,926)	(23,510)	(24,424)	(32,730)	(8,060)		(3,256)
Transfers to other assets	(39,457)	(36,936)	(29,601)	(44,114)	(20,218)	(2,521)		(19,239)
Return to accrual status	(15,785)	(12,593)	(11,111)	(15,283)	(8,294)	(3,192)		(7,491)
Payments received	(15,653)	(17,012)	(12,671)	(15,756)	(9,271)	1,359		(6,382)
Other, net	2,582	(6,022)	1,807	(1,036)	(506)	8,604		3,088
Balance, end of period	$369,812	$330,182	$305,401	$296,275	$268,834	$39,630		$100,978

Charge-offs and allowance recorded on non-accrual loans and leases as a percentage of contractual balance
Consumer real estate	20.7%	21.8%	20.5%	19.3%	18.4%	(110)	bps	230	bps
Commercial	28.1	26.8	28.6	25.7	29.7	130		(160)
Leasing and equipment finance	28.6	32.0	28.7	29.9	27.7	(340)		90
Inventory finance	19.5	19.6	2.9	2.9	-	(10)		1,950
Total	24.7	25.0	24.6	23.2	24.4	(30)		30

(1)    Excludes non-accrual loans and leases, over 90-day delinquent loans and leases, real estate owned, and repossessed assets and includes commercial loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Non-Performing Assets - continued

	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2010	2010	2010	2009	2009	2010		2009
Other real estate owned - rollforward
Balance, beginning of period	$117,931	$101,436	$105,768	$94,167	$96,862	$16,495		$21,069
Transferred in	41,506	37,369	28,209	46,325	18,201	4,137		23,305
Sales	(18,674)	(20,169)	(25,171)	(26,956)	(18,838)	1,495		164
Writedowns	(3,779)	(3,174)	(4,068)	(6,077)	(3,580)	(605)		(199)
Other, net	(840)	2,469	(3,302)	(1,691)	1,522	(3,309)		(2,362)
Balance, end of period	$136,144	$117,931	$101,436	$105,768	$94,167	$18,213		$41,977

Ending number of properties owned
Consumer real estate	740	657	569	504	491	83		249
Commercial real estate	33	41	39	42	20	(8)		13
Total	773	698	608	546	511	75		262

Charge-offs and writedowns recorded on other real estate owned as a percentage of contractual loan balance prior to non-performing status
Consumer	26.5%	27.3%	29.9%	26.7%	24.4%	(80)	bps	210	bps
Commercial	37.8	34.6	34.2	27.8	23.7	320		1,410
Total	30.9	29.7	31.5	27.1	24.3	120		660

Delinquency Data - Principal Balances (1)
	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2010	2010	2010	2009	2009	2010		2009
60 days or more:
Consumer real estate
First mortgage lien	$80,795	$85,581	$80,883	$65,074	$78,281	$(4,786)		$2,514
Junior lien	20,387	21,152	22,293	17,942	16,880	(765)		3,507
Total consumer real estate	101,182	106,733	103,176	83,016	95,161	(5,551)		6,021
Consumer other	61	131	105	215	250	(70)		(189)
Total consumer real estate and other	101,243	106,864	103,281	83,231	95,411	(5,621)		5,832
Commercial real estate	1,260	7,819	-	22	1,089	(6,559)		171
Commercial business	-	53	-	46	12	(53)		(12)
Leasing and equipment finance	4,346	5,817	9,869	11,263	13,664	(1,471)		(9,318)
Inventory finance	255	178	674	705	69	77		186
Subtotal(2)	107,104	120,731	113,824	95,267	110,245	(13,627)		(3,141)
Acquired portfolios	5,618	8,078	9,185	10,862	11,585	(2,460)		(5,967)
Total delinquencies	$112,722	$128,809	$123,009	$106,129	$121,830	$(16,087)		$(9,108)

Delinquency Data - % of Portfolio (1)
	At	At	At	At	At	Change from
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,		Sep. 30,
	2010	2010	2010	2009	2009	2010		2009
60 days or more:
Consumer real estate
First mortgage lien	1.68%	1.78%	1.68%	1.34%	1.62%	(10)	bps	6	bps
Junior lien	.90	.93	.98	.78	.73	(3)		17
Total consumer real estate	1.43	1.51	1.45	1.16	1.33	(8)		10
Consumer other	.14	.27	.22	.42	.44	(13)		(30)
Total consumer real estate and other	1.42	1.50	1.44	1.16	1.32	(8)		10
Commercial real estate	.04	.24	-	-	.03	(20)		1
Commercial business	-	.02	-	.01	-	(2)		-
Leasing and equipment finance	.17	.23	.39	.44	.53	(6)		(36)
Inventory finance	.04	.03	.10	.19	.03	1		1
Subtotal(2)	.78	.87	.82	.69	.81	(9)		(3)
Acquired portfolios	.79	1.92	2.03	1.93	2.62	(113)		(183)
Total delinquencies	.78	.90	.85	.74	.87	(12)		(9)

(1)    Excludes non-accrual loans and leases.

(2)    Excludes delinquencies and non-accrual loans in acquired portfolios as delinquency and non-accrual migration in these portfolios is not expected to result in financial statement losses exceeding the credit reserves netted against the loan balances.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,
	2010			2009
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS:

Investments and other	$309,027	$1,232	1.59%	$389,583	$1,217	1.24%
U.S. Government sponsored entities:
Mortgage-backed securities	1,796,348	19,873	4.43	1,432,670	17,185	4.80
Debentures	-	-	-	600,098	3,283	2.19
U.S. Treasury Bills	69,705	23.13		-	-	-
Other securities	452	5	4.40	489	6	4.91
Total securities available for sale(2)	1,866,505	19,901	4.26	2,033,257	20,474	4.03
Loans and leases:
Consumer real estate:
Fixed-rate	5,019,925	77,934	6.16	5,394,711	86,440	6.36
Variable-rate	2,213,091	29,893	5.36	1,873,913	27,024	5.72
Consumer - other	25,130	565	8.92	35,016	756	8.57
Total consumer real estate and other	7,258,146	108,392	5.93	7,303,640	114,220	6.21
Commercial real estate:
Fixed- and adjustable-rate	2,830,748	42,126	5.90	2,645,261	40,233	6.03
Variable-rate	496,669	5,442	4.35	548,425	5,744	4.16
Total commercial real estate	3,327,417	47,568	5.67	3,193,686	45,977	5.71
Commercial business:
Fixed- and adjustable-rate	125,206	1,492	4.73	166,008	2,378	5.68
Variable-rate	221,225	1,941	3.48	311,033	2,879	3.67
Total commercial business	346,431	3,433	3.93	477,041	5,257	4.37
Leasing and equipment finance	3,002,714	48,067	6.40	2,811,165	47,625	6.78
Inventory finance	655,485	12,514	7.57	185,914	4,228	9.10
Total loans and leases	14,590,193	219,974	5.99	13,971,446	217,307	6.18
Total interest-earning assets	16,765,725	241,107	5.72	16,394,286	238,998	5.80
Other assets	1,268,697			1,132,239
Total assets	$18,034,422			$17,526,525

LIABILITIES AND EQUITY:

Non-interest bearing deposits:
Retail	$1,408,984			$1,380,591
Small business	659,165			591,451
Commercial and custodial	279,475			277,135
Total non-interest bearing deposits	2,347,624			2,249,177
Interest-bearing deposits:
Checking	2,014,550	1,454.29		1,800,583	1,770.39
Savings	5,426,481	9,095.66		5,071,509	13,663	1.07
Money market	654,030	1,074.65		723,098	1,638.90
Subtotal	8,095,061	11,623.57		7,595,190	17,071.89
Certificates of deposit	1,006,685	2,351.93		1,757,884	10,442	2.36
Total interest-bearing deposits	9,101,746	13,974.61		9,353,074	27,513	1.17
Total deposits	11,449,370	13,974.48		11,602,251	27,513.94

Borrowings:
Short-term borrowings	40,646	84.82		25,267	14.22
Long-term borrowings	4,587,964	53,294	4.61	4,306,009	49,982	4.61
Total borrowings	4,628,610	53,378	4.58	4,331,276	49,996	4.58
Total interest-bearing liabilities	13,730,356	67,352	1.95	13,684,350	77,509	2.25
Total deposits and borrowings	16,077,980	67,352	1.66	15,933,527	77,509	1.93
Other liabilities	463,492			435,215
Total liabilities	16,541,472			16,368,742
Total TCF Financial Corp. stockholders’ equity	1,483,565			1,157,509
Non-controlling interest in subsidiaries	9,385			274
Total equity	1,492,950			1,157,783
Total liabilities and equity	$18,034,422			$17,526,525
Net interest income and margin		$173,755	4.12%		$161,489	3.92%

(1)  Annualized.

(2)  Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2010			2009
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS:

Investments and other	$314,003	$3,609	1.53%	$442,428	$3,210	.97%
U.S. Government sponsored entities:
Mortgage-backed securities	1,846,895	62,327	4.50	1,695,377	63,195	4.97
Debentures	-	-	-	381,022	6,177	2.16
U.S. Treasury Bills	28,212	30.14		-	-	-
Other securities	462	16	4.63	497	20	5.37
Total securities available for sale(2)	1,875,569	62,373	4.43	2,076,896	69,392	4.45
Loans and leases:
Consumer real estate:
Fixed-rate	5,152,532	238,612	6.19	5,441,462	263,858	6.48
Variable-rate	2,089,381	85,700	5.48	1,844,579	79,807	5.78
Consumer - other	27,687	1,766	8.53	36,920	2,357	8.54
Total consumer real estate and other	7,269,600	326,078	6.00	7,322,961	346,022	6.32
Commercial real estate:
Fixed- and adjustable-rate	2,812,765	125,694	5.97	2,529,735	114,404	6.05
Variable-rate	495,167	16,151	4.36	571,724	17,093	4.00
Total commercial real estate	3,307,932	141,845	5.73	3,101,459	131,497	5.67
Commercial business:
Fixed- and adjustable-rate	147,156	5,896	5.36	171,450	7,392	5.76
Variable-rate	244,107	6,734	3.69	315,230	7,798	3.31
Total commercial business	391,263	12,630	4.32	486,680	15,190	4.17
Leasing and equipment finance	3,022,487	147,271	6.50	2,751,935	142,063	6.88
Inventory finance	634,182	35,327	7.45	111,479	7,312	8.75
Total loans and leases	14,625,464	663,151	6.06	13,774,514	642,084	6.23
Total interest-earning assets	16,815,036	729,133	5.79	16,293,838	714,686	5.86
Other assets	1,235,115			1,144,931
Total assets	$18,050,151			$17,438,769

LIABILITIES AND EQUITY:

Non-interest bearing deposits:
Retail	$1,450,749			$1,418,244
Small business	629,530			575,558
Commercial and custodial	282,569			255,066
Total non-interest bearing deposits	2,362,848			2,248,868
Interest-bearing deposits:
Checking	2,081,403	4,991.32		1,780,380	6,407.48
Savings	5,416,757	31,431.78		4,569,882	46,072	1.35
Money market	661,035	3,489.71		686,830	5,718	1.11
Subtotal	8,159,195	39,911.65		7,037,092	58,197	1.11
Certificates of deposit	1,058,840	7,948	1.00	2,100,342	42,745	2.72
Total interest-bearing deposits	9,218,035	47,859.69		9,137,434	100,942	1.48
Total deposits	11,580,883	47,859.55		11,386,302	100,942	1.19

Borrowings:
Short-term borrowings	87,642	265.40		32,739	132.54
Long-term borrowings	4,524,832	156,093	4.61	4,326,634	150,247	4.64
Total borrowings	4,612,474	156,358	4.53	4,359,373	150,379	4.61
Total interest-bearing liabilities	13,830,509	204,217	1.97	13,496,807	251,321	2.49
Total deposits and borrowings	16,193,357	204,217	1.69	15,745,675	251,321	2.13
Other liabilities	456,796			406,271
Total liabilities	16,650,153			16,151,946
Total TCF Financial Corp. stockholders’ equity	1,390,462			1,286,731
Non-controlling interest in subsidiaries	9,536			92
Total equity	1,399,998			1,286,823
Total liabilities and equity	$18,050,151			$17,438,769
Net interest income and margin		$524,916	4.17%		$463,365	3.80%

(1)  Annualized.

(2)  Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2010	2010	2010	2009	2009
Interest income:
Loans and leases	$219,974	$221,913	$221,264	$222,300	$217,307
Securities available for sale	19,901	21,065	21,407	20,035	20,474
Investments and other	1,232	1,236	1,141	1,160	1,217
Total interest income	241,107	244,214	243,812	243,495	238,998
Interest expense:
Deposits	13,974	16,281	17,604	21,171	27,512
Borrowings	53,378	51,434	51,546	52,683	49,997
Total interest expense	67,352	67,715	69,150	73,854	77,509
Net interest income	173,755	176,499	174,662	169,641	161,489
Provision for credit losses	59,287	49,013	50,491	77,389	75,544
Net interest income after provision for credit losses	114,468	127,486	124,171	92,252	85,945
Non-interest income:
Fees and service charges	67,684	77,845	66,172	74,875	77,433
Card revenue	27,779	28,591	27,072	26,813	26,393
ATM revenue	7,985	7,844	7,022	7,006	7,861
Subtotal	103,448	114,280	100,266	108,694	111,687
Leasing and equipment finance	24,912	20,528	20,352	24,408	15,173
Other	1,077	1,235	2,455	2,764	1,197
Fees and other revenue	129,437	136,043	123,073	135,866	128,057
Gains (losses) on securities, net	8,505	(137)	(430)	7,283	-
Total non-interest income	137,942	135,906	122,643	143,149	128,057
Non-interest expense:
Compensation and employee benefits	90,282	86,983	88,225	89,374	90,680
Occupancy and equipment	32,091	31,311	32,181	31,099	31,619
FDIC premiums	5,486	5,219	5,481	5,288	5,085
Advertising and marketing	3,354	3,734	2,820	3,789	4,766
Deposit account premiums	3,340	5,478	6,798	9,347	7,472
Other	39,481	35,053	34,410	40,193	34,736
Subtotal	174,034	167,778	169,915	179,090	174,358
Operating lease depreciation	8,965	9,812	10,040	10,750	3,734
Foreclosed real estate and repossessed assets, net	9,588	8,756	9,260	12,537	8,461
Other credit costs, net	(834)	2,723	2,587	4,386	3,714
Total non-interest expense	191,753	189,069	191,802	206,763	190,267
Income before income tax expense	60,657	74,323	55,012	28,638	23,735
Income tax expense	22,852	28,112	20,790	9,385	6,491
Income after income tax expense	37,805	46,211	34,222	19,253	17,244
Income (loss) attributable to non-controlling interest	912	1,186	301	(203)	(207)
Net income available to common stockholders	36,893	45,025	33,921	19,456	17,451

Net income per common share:
Basic	$.26	$.32	$.26	$.15	$.14
Diluted	.26	.32	.26	.15	.14

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05

Financial Ratios: (1)

Return on average assets	.84%	1.02%	.76%	.43%	.39%
Return on average common equity	9.95	12.71	10.68	6.57	6.03
Net interest margin	4.12	4.18	4.20	4.07	3.92

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2010	2010	2010	2009	2009
ASSETS

Cash and due from banks	$420,674	$458,598	$388,969	$297,758	$499,696
Investments	162,034	158,956	160,630	158,764	157,590
U.S. Government sponsored entities:
Mortgage-backed securities	1,767,410	1,860,233	1,885,076	1,497,672	1,432,670
Debentures	-	-	-	413,647	600,098
U.S. Treasury Bills	69,705	14,167	-	67,932	-
Other securities	3,473	4,358	5,105	540	489
Total securities available for sale	1,840,588	1,878,758	1,890,181	1,979,791	2,033,257
Loans and leases:
Consumer real estate:
Fixed-rate	5,019,925	5,152,954	5,287,660	5,360,601	5,394,712
Variable-rate	2,213,091	2,081,247	1,971,145	1,914,750	1,873,913
Consumer - other	25,130	27,584	30,406	32,676	35,015
Total consumer real estate and other	7,258,146	7,261,785	7,289,211	7,308,027	7,303,640
Commercial real estate:
Fixed- and adjustable-rate	2,830,748	2,824,233	2,782,787	2,708,597	2,645,261
Variable-rate	496,669	498,753	490,006	532,672	548,425
Total commercial real estate	3,327,417	3,322,986	3,272,793	3,241,269	3,193,686
Commercial business:
Fixed- and adjustable-rate	125,206	152,488	164,204	152,784	166,008
Variable-rate	221,225	246,341	265,238	290,229	311,033
Total commercial business	346,431	398,829	429,442	443,013	477,041
Leasing and equipment finance	3,002,714	3,021,532	3,043,664	3,049,093	2,811,165
Inventory finance	655,485	692,816	553,095	383,291	185,914
Total loans and leases	14,590,193	14,697,948	14,588,205	14,424,693	13,971,446
Allowance for loan and lease losses	(251,603)	(249,553)	(245,154)	(218,967)	(200,684)
Net loans and leases	14,338,590	14,448,395	14,343,051	14,205,726	13,770,762
Premises and equipment, net	447,364	444,652	447,765	449,738	449,625
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	672,573	592,381	605,355	530,591	462,996
Total assets	$18,034,422	$18,134,339	$17,988,550	$17,774,967	$17,526,525

LIABILITIES AND EQUITY

Non-interest-bearing deposits:
Retail	$1,408,984	$1,480,896	$1,462,962	$1,355,543	$1,380,591
Small business	659,165	631,495	597,249	611,454	591,451
Commercial and custodial	279,475	289,384	278,827	297,223	277,135
Total non-interest bearing deposits	2,347,624	2,401,775	2,339,038	2,264,220	2,249,177
Interest-bearing deposits:
Checking	2,014,550	2,145,260	2,085,175	1,868,911	1,800,583
Savings	5,426,481	5,477,044	5,345,862	5,214,318	5,071,509
Money market	654,030	660,654	668,581	671,755	723,098
Subtotal	8,095,061	8,282,958	8,099,618	7,754,984	7,595,190
Certificates of deposit	1,006,685	1,044,008	1,127,149	1,366,871	1,757,884
Total interest-bearing deposits	9,101,746	9,326,966	9,226,767	9,121,855	9,353,074
Total deposits	11,449,370	11,728,741	11,565,805	11,386,075	11,602,251
Borrowings:
Short-term borrowings	40,646	26,665	197,319	240,981	25,267
Long-term borrowings	4,587,964	4,485,283	4,500,285	4,511,311	4,306,009
Total borrowings	4,628,610	4,511,948	4,697,604	4,752,292	4,331,276
Accrued expenses and other liabilities	463,492	464,276	448,233	447,597	435,215
Total liabilities	16,541,472	16,704,965	16,711,642	16,585,964	16,368,742
Equity:
Preferred stock	-	-	-	-	-
Common stock	1,426	1,425	1,353	1,304	1,304
Additional paid-in capital	451,570	451,942	360,517	302,209	305,199
Retained earnings, subject to certain restrictions	1,025,631	990,018	957,596	938,504	926,137
Accumulated other comprehensive income (loss)	28,861	3,854	(6,224)	1,040	(7,490)
Treasury stock at cost and other	(23,923)	(30,219)	(43,185)	(58,110)	(67,641)
Total TCF Financial Corp. stockholders equity	1,483,565	1,417,020	1,270,057	1,184,947	1,157,509
Non-controlling interest in subsidiaries	9,385	12,354	6,851	4,056	274
Total equity	1,492,950	1,429,374	1,276,908	1,189,003	1,157,783
Total liabilities and equity	$18,034,422	$18,134,339	$17,988,550	$17,774,967	$17,526,525

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2010	2010	2010	2009	2009

ASSETS

Investments and other	1.59%	1.40%	1.64%	2.62%	1.24%
U.S. Government sponsored entities:
Mortgage-backed securities	4.43	4.53	4.54	4.73	4.80
Debentures	-	-	-	2.23	2.19
U.S. Treasury Bills	.13	.21	-	.07	-
Other securities	.57	.46	.47	4.42	4.91
Total securities available for sale	4.26	4.48	4.54	4.05	4.03
Loans and leases:
Consumer real estate:
Fixed-rate	6.16	6.16	6.25	6.26	6.36
Variable-rate	5.36	5.49	5.62	5.63	5.72
Consumer - other	8.92	8.23	8.47	8.54	8.57
Total consumer real estate and other	5.93	5.98	6.09	6.11	6.21
Commercial real estate:
Fixed- and adjustable-rate	5.90	5.96	6.06	6.07	6.03
Variable-rate	4.35	4.34	4.40	4.06	4.16
Total commercial real estate	5.67	5.72	5.81	5.74	5.71
Commercial business:
Fixed- and adjustable-rate	4.73	5.58	5.64	5.68	5.68
Variable-rate	3.48	3.80	3.76	3.89	3.67
Total commercial business	3.93	4.48	4.48	4.51	4.37
Leasing and equipment finance	6.40	6.51	6.57	6.62	6.78
Inventory finance	7.57	7.34	7.33	7.81	9.10
Total loans and leases	5.99	6.05	6.13	6.13	6.18

Total interest-earning assets	5.72	5.78	5.87	5.84	5.80

LIABILITIES

Interest-bearing deposits:
Checking	.29	.32	.35	.37	.39
Savings	.66	.79	.87	.95	1.07
Money market	.65	.71	.76	.76	.90
Subtotal	.57	.66	.73	.79	.89
Certificates of deposit	.93	.99	1.08	1.64	2.36
Total interest-bearing deposits	.61	.70	.77	.92	1.17
Total deposits	.48	.56	.62	.74	.94

Borrowings:
Short-term borrowings	.82	1.19	.21	.17	.22
Long-term borrowings	4.61	4.59	4.63	4.63	4.61
Total borrowings	4.58	4.57	4.44	4.40	4.58

Total interest-bearing liabilities	1.95	1.96	2.01	2.11	2.25

Net interest margin	4.12%	4.18%	4.20%	4.07%	3.92%

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Sep. 30,	At Dec. 31,
	2010	2009
Computation of total equity to total assets:
Total equity	$1,505,962	$1,179,755
Total assets	$18,313,608	$17,885,175
Total equity to total assets	8.22%	6.60%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,505,962	$1,179,755
Less: Non-controlling interest in subsidiaries	10,007	4,393
Total TCF Financial Corp. stockholders’ equity	1,495,955	1,175,362
Less:
Accumulated other comprehensive gain	22,458	—
Goodwill	152,599	152,599
Other intangibles	1,275	1,405
Add:
Accumulated other comprehensive loss	—	18,545
Tangible realized common equity	$1,319,623	$1,039,903

Total assets	$18,313,608	$17,885,175
Less:
Goodwill	152,599	152,599
Other intangibles	1,275	1,405
Tangible assets	$18,159,734	$17,731,171

Tangible realized common equity to tangible assets	7.27%	5.86%

	At Sep. 30,	At Dec. 31,
	2010	2009
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,447,070	$1,161,750
Total risk-weighted assets	$13,984,181	$13,627,871
Total tier 1 risk-based capital ratio	10.35%	8.52%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,447,070	$1,161,750
Less:
Qualifying trust preferred securities	115,000	115,000
Qualifying non-controlling interest in subsidiaries	10,007	4,393
Total tier 1 common capital	$1,322,063	$1,042,357

Total tier 1 common capital ratio	9.45%	7.65%

(1) In contrast to GAAP-basis and regulatory capital-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss) and the total tier 1 common capital ratio excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries. Management reviews these ratios as ongoing measures and has included this information because of current interest in the industry. The methodology for calculating these ratios may vary between companies.

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